Exhibit 99.1

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES

Consolidated Financial Statements and Financial Statement Schedule

December 31, 2001 and 2000

(With Independent Auditors' Report Thereon)

Independent Auditors' Report

The Board of Directors
Essex Property Trust, Inc.:

We have audited the accompanying consolidated balance sheets of Essex Property Trust, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001. In connection with our audits of the consolidated financial statements, we have also audited the related financial statement schedule of Real Estate and Accumulated Depreciation as of December 31, 2001. These consolidated financial statements and the financial statement schedule are the responsibility of the management of Essex Property Trust, Inc. Our responsibility is to express an opinion on these consolidated financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Essex Property Trust, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedule when considered in relation to the consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ KPMG LLP

San Francisco, California
February 5, 2002, except as to the second paragraph of
    note (3)(b) for which the date is February 15, 2002, and the second and third paragraphs of note (2)(k), note (10), and note
    (13) for which the date is January 6, 2003

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
December 31, 2001 and 2000
(Dollars in thousands, except per share amounts)

                                                                2001         2000
                                                             -----------  -----------
                          ASSETS
                          ------
Real estate:
   Rental properties:
       Land and land improvements                           $   291,913  $   289,796
       Buildings and improvements                               883,287      866,612
                                                             -----------  -----------
                                                              1,175,200    1,156,408
   Less accumulated depreciation                               (156,269)    (119,499)
                                                             -----------  -----------
                                                              1,018,931    1,036,909
   Investments                                                   95,460       65,703
   Real estate under development                                 93,256       38,231
                                                             -----------  -----------
                                                              1,207,647    1,140,843
Cash and cash equivalents--unrestricted                           6,440        6,600
Cash and cash equivalents--restricted cash                       17,163       18,965
Notes receivable from investees and other related parties        56,014       77,081
Notes and other receivables                                      29,771       24,062
Prepaid expenses and other assets                                 6,699        7,654
Deferred charges, net                                             5,724        6,644
                                                             -----------  -----------
          Total assets                                      $ 1,329,458  $ 1,281,849
                                                             ===========  ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY
           ------------------------------------
Mortgage notes payable                                      $   564,201  $   502,066
Lines of credit                                                  74,459       93,469
Accounts payable and accrued liabilities                         29,577       30,430
Dividends payable                                                16,559       14,538
Other liabilities                                                 6,583        6,539
Deferred gain                                                        --        5,002
                                                             -----------  -----------
          Total liabilities                                     691,379      652,044
Minority interests                                              251,480      238,130
Stockholders' equity:
   Common stock; $0.0001 par value, 656,682,178 and
     656,682,178 shares authorized; 18,428,295 and
     18,417,013 shares issued and outstanding                         2            2
   Cumulative redeemable preferred stock; $0.0001 par
     value, no shares issued and outstanding                         --           --
       7.875% Series B, 2,000,000 shares authorized                  --           --
       9.125% Series C, 500,000 shares authorized                    --           --
       9.30% Series D, 2,000,000 shares authorized                   --           --
       9.25% Series E, 2,200,000 shares authorized                   --           --
   Excess stock; $0.0001 par value; 330,000,000 shares
     authorized; no shares issued or outstanding                     --           --
   Additional paid-in capital                                   426,517      428,433
   Distributions in excess of accumulated earnings              (39,920)     (36,760)
                                                             -----------  -----------
          Total stockholders' equity                            386,599      391,675
                                                             -----------  -----------
Commitments and contingencies

          Total liabilities and stockholders' equity        $ 1,329,458  $ 1,281,849
                                                             ===========  ===========

See accompanying notes to consolidated financial statements.

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
Years ended December 31, 2001, 2000 and 1999
(Dollars in thousands, except per share amounts)

                                                                    2001         2000         1999
                                                                 -----------  -----------  -----------
Revenues:
   Rental                                                       $   175,894  $   161,097  $   135,476
   Other property                                                     5,493        4,790        3,136
                                                                 -----------  -----------  -----------
      Total property                                                181,387      165,887      138,612
   Interest and other                                                22,152       10,969        5,618
                                                                 -----------  -----------  -----------
      Total revenues                                                203,539      176,856      144,230
                                                                 -----------  -----------  -----------
Expenses:
   Property operating expenses
      Maintenance and repairs                                        12,442        9,966        9,086
      Real estate taxes                                              12,151       11,211       10,147
      Utilities                                                       8,620        8,209        8,366
      Administrative                                                 15,087       13,546       10,431
      Advertising                                                     2,841        2,187        2,162
      Insurance                                                       1,136          972          898
      Depreciation and amortization                                  35,915       30,442       25,862
                                                                 -----------  -----------  -----------
                                                                     88,192       76,533       66,952
   Interest                                                          38,746       30,044       20,970
   Amortization of deferred financing costs                             657          639          566
   General and administrative                                         7,498        6,062        4,263
                                                                 -----------  -----------  -----------
      Total expenses                                                135,093      113,278       92,751
                                                                 -----------  -----------  -----------
      Income from continuing operations before gain on
        the sales of real estate, minority interests,
        discontinued operations and extraordinary item               68,446       63,578       51,479
   Gain on the sales of real estate                                   3,788        4,022        9,524
   Minority interests                                               (24,322)     (23,686)     (17,775)
                                                                 -----------  -----------  -----------
      Income from continuing operations                              47,912       43,914       43,228
Discontinued operations (net of minority interests) - income
   from real estate sold                                                633          558          550
                                                                 -----------  -----------  -----------
      Income before extraordinary item                               48,545       44,472       43,778
Extraordinary loss on early extinguishment of debt                       --         (119)        (214)
                                                                 -----------  -----------  -----------
      Net income                                                     48,545       44,353       43,564
Preferred stock dividends                                                --         (246)      (1,333)
                                                                 -----------  -----------  -----------
      Net income available to common stockholders               $    48,545  $    44,107  $    42,231
                                                                 ===========  ===========  ===========
Per share data:
   Basic:
      Income from continuing operations available
        to common stockholders                                  $      2.60  $      2.40  $      2.39
      Income from discontinued operations                              0.03         0.03         0.03
      Extraordinary item - debt extinguishment                           --        (0.01)       (0.01)
                                                                 -----------  -----------  -----------
      Net income                                                $      2.63  $      2.42  $      2.41
                                                                 ===========  ===========  ===========
      Weighted average number of shares
        outstanding during the period                            18,451,935   18,233,752   17,521,185
                                                                 ===========  ===========  ===========
   Diluted:
      Income from continuing operations available
        to common stockholders                                  $      2.56  $      2.35  $      2.34
      Income from discontinued operations                              0.03         0.03         0.03
      Extraordinary item - debt extinguishment                           --        (0.01)       (0.01)
                                                                 -----------  -----------  -----------
      Net income                                                $      2.59  $      2.37  $      2.36
                                                                 ===========  ===========  ===========
      Weighted average number of shares
        outstanding during the period                            18,768,216   18,657,636   18,491,242
                                                                 ===========  ===========  ===========

See accompanying notes to the consolidated financial statements.

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Stockholders' Equity
Years ended December 31, 2001, 2000 and 1999
(Dollars and shares in thousands)

                                      Convertible                                 Distributions
                                    Preferred Stock    Common Stock   Additional  in excess of
                                   ---------------- ----------------   Paid-in    Accumulated
                                   Shares   Amount  Shares   Amount    Capital      Earnings       Total
                                   -------  ------- -------  -------  ----------  ------------  ------------
Balances, December 31, 1998         1,600  $     1  16,641  $     2  $  431,278  $    (41,481) $    389,800
Shares issued from conversion of
  convertible preferred stock      (1,415)      --   1,618       --          --            --            --
Shares purchased by Operating
  Partnership                          --       --    (262)      --      (7,119)           --        (7,119)
Net proceeds from options
  exercised                            --       --      53       --         930            --           930
Net income                             --       --       0       --          --        43,564        43,564
Dividends declared                     --       --       0       --          --       (39,482)      (39,482)
                                   -------  ------- -------  -------  ----------  ------------  ------------
Balances, December 31, 1999           185        1  18,050        2     425,089       (37,399)      387,693
Shares issued from conversion of
  convertible preferred stock        (185)      (1)    211       --          --            --            (1)
Net proceeds from options
  exercised                            --       --     156       --       3,344            --         3,344
Net income                             --       --      --       --          --        44,353        44,353
Dividends declared                     --       --      --       --          --       (43,714)      (43,714)
                                   -------  ------- -------  -------  ----------  ------------  ------------
Balances, December 31, 2000            --       --  18,417        2     428,433       (36,760)      391,675
Shares purchased by Operating
  Partnership                          --       --    (101)      --      (4,822)           --        (4,822)
Net proceeds from options
  exercised                            --       --     112       --       2,906            --         2,906
Net income                             --       --      --       --          --        48,545        48,545
Dividends declared                     --       --      --       --          --       (51,705)      (51,705)
                                   -------  ------- -------  -------  ----------  ------------  ------------
Balances, December 31, 2001            --  $    --  18,428  $     2  $  426,517  $    (39,920) $    386,599
                                   =======  ======= =======  =======  ==========  ============  ============

See accompanying notes to consolidated financial statements.

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
Years ended December 31, 2001, 2000 and 1999
(Dollars in thousands)

                                                            2001       2000       1999
                                                          ---------  ---------  ---------
Cash flows from operating activities:
   Net income                                            $  48,545  $  44,353  $  43,564
   Minority interests                                       24,399     23,750     17,838
   Adjustments to reconcile net income to net
    cash provided by operating activities:
     Gain on the sales of real estate                       (3,788)    (4,022)    (9,524)
     Equity in income of limited partnerships               (3,854)    (1,333)    (1,389)
     Loss on early extinguishment of debt                       --        119        214
     Depreciation and amortization                          36,295     30,765     26,150
     Amortization of deferred financing costs                  657        639        566
     Changes in operating assets and liabilities:
        Other receivables                                       --       (944)       621
        Prepaid expenses and other assets                      955     (4,159)      (393)
        Accounts payable and accrued liabilities            (4,382)     2,051      5,626
        Other liabilities                                       44        945        293
                                                          ---------  ---------  ---------
           Net cash provided by operating
             activities                                     98,871     92,164     83,566
                                                          ---------  ---------  ---------
Cash flows from investing activities:
   Additions to rental properties                          (22,168)   (73,929)   (88,305)
   Dispositions of rental properties                            --     31,302     63,421
   Contribution of real estate to corporate
    investee                                                21,005         --         --
   Decrease/(increase) in restricted cash                    1,802     (1,749)    (1,684)
   Additions to notes receivable from investees,
    other related parties and other receivables            (42,766)   (87,517)    (6,084)
   Repayments of notes from investees, other
    related parties and other receivables                   56,640      3,514     16,504
   Net contribution to investments in
    corporations and limited partnerships                  (25,352)    (9,609)   (30,025)
   Additions to real estate under development              (52,969)   (43,612)   (74,608)
                                                          ---------  ---------  ---------
           Net cash used in investing activities           (63,808)  (181,600)  (120,781)
                                                          ---------  ---------  ---------
Cash flows from financing activities:
   Proceeds from mortgage and other notes payable
    and lines of credit                                    252,153    351,194    241,150
   Repayment of mortgage and other notes payable
    and lines of credit                                   (215,172)  (203,004)  (229,771)
   Additions to deferred charges                               (43)    (1,680)    (1,253)
   Net proceeds from preferred unit sales                       --         --    102,340
   Repayment of offering related costs                          --         --        (93)
   Net proceeds from stock options exercised and
    shares issued and through dividend
    reinvestment plan                                        2,906      3,344        930
   Shares purchased by Operating Partnership                (4,822)        --     (7,119)
   Redemption of Operating Partnership units                (2,650)      (555)    (2,100)
   Contribution from minority interest partners              6,660         --         --
   Distributions to minority interest partners             (24,268)   (23,187)   (18,435)
   Dividends paid                                          (49,987)   (42,424)   (38,634)
                                                          ---------  ---------  ---------
           Net cash used in financing activities           (35,223)    83,688     47,015
                                                          ---------  ---------  ---------
Net (decrease) increase in cash and cash
 equivalents                                                  (160)    (5,748)     9,800
Cash and cash equivalents at beginning of year               6,600     12,348      2,548
                                                          ---------  ---------  ---------
Cash and cash equivalents at end of year                 $   6,440  $   6,600  $  12,348
                                                          =========  =========  =========
Supplemental disclosure of cash flow information:
   Cash paid for interest, net of $3,917, $2,906
    and $5,172 capitalized in 2001, 2000 and
    1999, respectively                                   $  34,895  $  25,528  $  15,860
                                                          =========  =========  =========
Supplemental disclosure of noncash investing and
 financing activities:
   Real estate under development transferred to
    rental properties                                    $     --   $ 120,183  $  21,700
                                                          =========  =========  =========
   Mortgage notes payable assumed in connection
    with the purchase of real estate                     $   6,144  $  63,209  $  15,800
                                                          =========  =========  =========
   Issuance of Operating Partnership units in
    connection with the purchase of real estate          $  10,381  $   2,365  $   7,469
                                                          =========  =========  =========
   Consolidation of previously unconsolidated
    investment                                           $   8,087  $   2,771  $  32,452
                                                          =========  =========  =========
   Exchange of real estate under development for
    notes receivable                                     $     --   $   5,613  $     --
                                                          =========  =========  =========
   Exchange of notes receivable for investment           $   8,347  $   9,540  $     --
                                                          =========  =========  =========
   Exchange of investment for note receivable
    from investee                                        $   1,929  $     --   $     --
                                                          =========  =========  =========
   Contribution of real estate in exchange for
    notes receivable and investments                     $  22,463  $     --   $     --
                                                          =========  =========  =========

See accompanying notes to consolidated financial statements.

(1) Organization and Basis of Presentation

The accompanying consolidated financial statements present the accounts of Essex Property Trust, Inc. (the Company), which include the accounts of the Company and Essex Portfolio, L.P. (the Operating Partnership, which holds the operating assets of the Company). The Company was incorporated in the state of Maryland in March 1994. On June 13, 1994, the Company commenced operations with the completion of an initial public offering (the Offering) in which it issued 6,275,000 shares of common stock at $19.50 per share. The net proceeds of the Offering of $112,070 were used to acquire a 77.2% general partnership interest in the Operating Partnership.

The Company has an 89.0% general partner interest and the limited partners own a 11.0% interest in the Operating Partnership as of December 31, 2001. The limited partners may convert their 2,286,082 units of interests into an equivalent number of shares of common stock or cash (based upon the trading price of the common stock at the conversion date). The Company has reserved shares of common stock for such conversions. These conversion rights may be exercised by the limited partners at any time through 2024.

The Company operates and has ownership interests in 92 multifamily properties (containing 20,762 units) and two office buildings (with approximately 56,300 square feet) (collectively, the Properties). The Properties are located in Northern California (the San Francisco Bay Area), Southern California (Los Angeles, Ventura, Orange, and San Diego counties), and the Pacific Northwest (Seattle, Washington, and Portland, Oregon metropolitan areas).

All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

(2) Summary of Significant Accounting Policies

(a) Critical Accounting Policies and Estimates

In response to the SEC's Release Number 33-8040, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," the Company identifies the following critical accounting areas that affect its more significant judgments and estimates used in the preparation of its consolidated financial statements. The related accounting policies are included in this and other notes to the consolidated financial statements and, as appropriate, in Management's Discussion and Analysis of Financial Condition and Results of Operations.

The preparation of consolidated financial statements, in accordance with accounting principles generally accepted in the United States of America, requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to acquiring, developing and assessing the carrying values of its real estate properties and its investments in and advances to joint ventures and affiliates. The Company bases its estimates on historical experience, current market conditions, and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may vary from those estimates and those estimates could be different under different assumptions or conditions.

(b) Real Estate Rental Properties

Rental properties are recorded at cost less accumulated depreciation. Depreciation on rental properties has been provided over estimated useful lives ranging from 3 to 30 years using the straight-line method. Development costs include acquisition, direct and indirect construction costs, interest and real estate taxes incurred during the construction period, and certain operating expenses prior to property stabilization.

Maintenance and repair expenses that do not add to the value or prolong the useful life of the property are expensed as incurred. Asset replacements and improvements are capitalized and depreciated over their estimated useful lives.

Certain rental properties are pledged as collateral for the related mortgage notes payable.

Whenever events or changes in circumstances indicate that the carrying amount of a property held for investment may not be fully recoverable, the carrying amount will be evaluated. If the sum of the property's expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the property, then the Company will recognize an impairment loss equal to the excess of the carrying amount over the fair value of the property.

When the Company determines that a property is held for sale, it discontinues the periodic depreciation of that property. Assets held for sale are reported at the lower of the carrying amount or estimated fair value less costs to sell.

(c) Investments and Joint Ventures

The Company consolidates or accounts for its investments in joint ventures and affiliates under the equity method of accounting based on the percentage of ownership and control it exercises through its ownership interests in those entities. Under the equity method of accounting, the investment is carried at cost of acquisition, plus the Company's equity in undistributed earnings or losses since acquisition.

(d) Revenues and Gains on Sale of Real Estate

Rental revenue is reported on the accrual basis of accounting.

Rental revenues of the Company include revenues received from its wholly and majority-owned apartment properties, which are rented under short-term leases (generally, lease terms of 6 to 12 months).

The Company recognizes gains on sales of real estate when a contract is in place, a closing has taken place, the buyer's investment is adequate to demonstrate a commitment to pay for the property and the Company does not have a substantial continuing involvement in the property.

(e) Income Taxes

Generally in any year in which the Company qualifies as a real estate investment trust (REIT) under the Internal Revenue Code (the Code), it is not subject to federal income tax on that portion of its income that it distributes to stockholders. No provision for federal income taxes has been made in the accompanying consolidated financial statements for each of the three years in the period ended December 31, 2001, as the Company believes it qualifies under the code as a REIT and has made distributions during the periods in excess of its taxable income.

Cash dividends distributed for the years ended December 31, 2001, 2000, and 1999 are classified for tax purposes as follows:

	2001	2000	1999

Taxable portion	100%	100%	100%
Return of capital	-	-	-

	100%	100%	100%

(f) Interest Rate Protection, Swap, and Forward Contracts

The Company has from time to time used interest rate protection, swap and forward contracts to manage its interest rate exposure on current or identified future debt transactions. Prior to January 1, 2001, amounts paid in connection with such contracts were capitalized and amortized over the term of the contract or related debt. If the original contract was terminated, the gain or loss on termination was deferred and amortized over the remaining term of the contract. If the related debt was repaid, the unamortized portion of the deferred amount was charged to income or the contract was marked to market, as appropriate.

The Company adopted SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" effective January 1, 2001. Under the SFAS 133 derivative instruments are required to be included in the balance sheet at fair value. The changes in the fair value of the derivatives are accounted for depending on the use of the derivative and whether it has been designated and qualifies as a part of a hedging relationship. If the hedged exposure is a cash flow exposure, changes in fair value of the effective portion of the gain or loss on the derivative instrument are reported initially as a component of other comprehensive income and subsequently reclassified into earnings when the forecasted transaction affects earnings. Changes in the ineffective portion of the gain or loss are reported in earnings immediately.

(g) Deferred Charges

Deferred charges are principally comprised of loan fees and related costs which are amortized over the terms of the related borrowing in a manner which approximates the effective interest method.

(h) Interest

The Company capitalized $3,917, $2,906, and $5,172 of interest related to the development of real estate during 2001, 2000, and 1999, respectively.

(i) Stock-based Compensation

Stock-based compensation is accounted for under Accounting Principles Board Opinion 25 and related Interpretations with disclosures specified in Financial Accounting Standards Board Statement No. 123.

(j) Cash Equivalents and Restricted Cash

Highly liquid investments with maturities of three months or less when purchased are classified as cash equivalents. Restricted cash relates to reserve requirements in connection with the Company's tax exempt variable rate bond financings and a guarantee the Company has made on a first mortgage loan held by one of its joint venture partnerships.

(k) Accounting Pronouncements

In July 2001, the FASB issued Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets." Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 and also specifies the criteria that intangible assets acquired in a business combination must meet in order to be recognized and reported apart from goodwill. Statement 142 eliminates the requirement to amortize goodwill and intangible assets with indefinite useful lives, but instead requires testing of these assets for impairment at least annually. Statement 142 also requires that intangible with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values. The Company does not expect the adoption of Statements 141 and 142 to have a material effect on the financial statements.

The Company adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets" ("SFAS 144"), on January 1, 2002. SFAS 144 requires the Company to report in discontinued operations the results of operations of a property which has either been disposed or is classified as held for sale, unless certain conditions are met.

During the nine month period ended September 30, 2002, the Company sold one property owned by the Company and not classified as an asset held for sale as of December 31, 2001. The results of operations from such property have been reclassified as income from discontinued operations for the years ended December 31, 2001, 2000 and 1999 in the accompanying consolidated statements of operations. The effect of the adoption of SFAS 144 resulted in income, net of minority interest, of $633,000, $558,000 and $550,000 being classified as income from discontinued operations for the years ended December 31, 2001, 2000 and 1999, respectively.

(3) Real Estate

(a) Rental Properties

Rental properties consist of multifamily properties with a net book value of $1,009,556 and office buildings with a net book value of $9,375.

As of December 31, 2001, Moanalua Hillside Apartments, a property purchased by the Company's taxable REIT subsidiary, Essex Fidelity I Corp (EFC) (an entity accounted for as an investment on the equity method of accounting) is considered held for sale. The property was purchased in June 2001 for a contract price of $42,200. The property is located in Honolulu, Hawaii, which is not within the Company's geographic focus and the Company is actively involved in reselling this property to various unrelated third parties. In the opinion of management, the amount realized will be equal or greater than the carrying value. In accordance with the FAS 121, no depreciation has been recorded on this property during the year ended December 31, 2001.

The properties are located in California, Washington, and Oregon. The operations of the properties could be adversely affected by a recession, general economic downturn or a natural disaster in the areas where the properties are located.

For the years ended December 31, 2001, 2000, and 1999, gain on the sales of real estate was $3,788, $4,022, and $9,524, respectively. The Company utilized Internal Revenue Code section 1031 to defer the majority of the taxable gains resulting from these sales.

For the years ended December 31, 2001, 2000, and 1999, depreciation expense on real estate was $36,295, $30,765, and $26,150, respectively.

(b) Investments

The Company has investments in a number of affiliates, which are accounted for under the equity method. The affiliates own and operate multifamily rental properties.

Essex Apartment Value Fund, L.P. (the "Fund"), is an investment fund managed by the Company and will be, subject to specific exceptions, the Company's exclusive investment vehicle for new investments until the Fund's committed capital has been invested or committed for investments, or if earlier, December 31, 2003. As of the year end, the Fund has total capital commitments of $157 million. On February 15, 2002 the Fund completed its equity raising effort with a total of $250 million in capital commitments. The Fund is expected to utilize leverage of approximately 65% of the value of the underlying real estate portfolio. The Company is committed to invest 21.4% of the aggregate capital committed to the Fund. In addition, Essex will be compensated by the Fund for its asset management, property management, development and redevelopment services and may receive incentive distributions if the Fund exceeds certain financial return benchmarks.

The current portfolio of stabilized properties of the Fund is set forth below:

				Fixed	Loan
			Loan Amount	Interest	Maturity
Property Name	Location	Units	($ in millions)	Rate	Date
Rosebeach Apartments	LaMirada, CA	174	$8.5	7.09%	Feb-11
Foxborough Homes	Orange, CA	90	5.0	7.84%	Jul-09
Vista del Rey	Tustin, CA	116	8.0	6.95%	Feb-11
The Crest at Phillips Ranch	Pomona, CA	501	36.1	7.99%	Jul-05
Andover Park Apartments	Beaverton, OR	240	12.5	6.66%	Oct-11
Hunt Club	Lake Oswego, OR	256	11.8	7.05%	Feb-11
Marbrisas	Chula Vista, CA	500	39.9	7.99%	Jul-05
Total		1,877	$121.8

In December 2001, the Fund obtained an unsecured line of credit for an aggregate amount of $50 million. The line matures in June 2002 but may be extended at the Fund's option to September 2002. The line bears interest at LIBOR plus 0.875%. As of December 31, 2001, the line had an outstanding balance of $46.2 million.

In addition to distributions with respect to its pro-rata share of the Fund's Limited Partnership Interest invested capital, VFGP (1) will receive special priority distributions from the Fund in the annual amount of 1% of the Fund's unreformed third party capital, payable quarterly for managing the Fund's operations, and (2) may receive over the life of the Fund incentive distributions up to 20% of the cumulative net profits on the Fund's investments, if the Fund exceeds certain financial return benchmarks, including a minimum 10% compounded annual return on the Limited Partner's total capital contributions. VFGP will also be paid fees consistent with industry standards for its property management, development and redevelopment services with respect to the Fund's investments. VFGP will not receive transaction fees, such as acquisition, disposition, and financing or similar fees, in connection with the operation of the Fund.

Subject to specific exceptions, the Fund will generally be the Company's exclusive investment vehicle for new investments until the earlier of (i) the date at least 90% of the Fund's aggregate capital commitments have been invested or committed or reserved for investments or (ii) December 31, 2003. The exceptions are: (1) properties acquired to complete transactions intended to qualify for non-recognition under Section 1031 of the Internal Revenue Code, (2) transactions involving properties with 75 units or less, (3) transactions which require equity securities of the Company, including convertible or exchangeable securities, with a value of at least $750,000, (4) follow-on investments and re-building of properties which have been destroyed or damaged, (5) land leases with remaining terms of less than 35 years; and (6) other transactions which are prohibited from being consummated on behalf of the Fund due to express restrictions or diversification limitations. The Company is not prohibited from utilizing its development and redevelopment capabilities to improve properties that it currently owns or acquires pursuant to the preceding exceptions.

In October 1999, the Company entered into two separate joint venture arrangements and through two separate private REITs, Newport Beach North, Inc. and Newport Beach South, Inc., received an approximate 49.9% equity interest in each. Generally, profit and loss are allocated to the partners in accordance with their ownership interests. In addition to its equity earnings, the Company is entitled to management and redevelopment fees from the joint ventures and incentive payments based on the financial success of the joint ventures.

In December 1999, the Company entered into a joint venture arrangement (AEW joint venture) and received an approximate 20% equity interest in the joint venture. The Company contributed its investment in Riverfront Apartments, Casa Mango Apartments, and Westwood Apartments into the joint venture. The Company also contributed land and development rights for a development community, Tierra Vista, located in Oxnard, California. Tierra Vista completed construction and reached stabilized operations in 2001. Generally, profit and loss are allocated to the partners in accordance with their ownership interests. In addition to its equity earnings, the Company is entitled to management, redevelopment and development fees from the joint venture and incentive payments based on the financial success of the joint venture.

The Company holds limited partnership interests in 17 partnerships which collectively own ten multifamily properties, comprised of 1,831 units (Down REIT entities). These investments were made under arrangements whereby Essex Management Corporation (EMC) became the general partner, the Operating Partnership became a special limited partner, and the other limited partners were granted rights of redemption for their interests. Such partners can request to be redeemed and the Company can elect to redeem their rights for cash or by issuing shares of its common stock on a one unit per share basis. Redemption values will be based on the market value of the Company's common stock at the time of redemption multiplied by the number of units stipulated under the above arrangements.

The Company has investments in two taxable REIT subsidiaries, EMC and EFC. The Company has a 99% economic interest in these entities through its ownership of nonvoting preferred stock. Executives of the Company have a 1% economic interest through ownership of 100% of the common stock and for the years ended December 31, 2001, 2000 and 1999 did not receive any form of compensation from this ownership interest. These entities were formed for the purpose of acquiring, developing and managing real property and are accounted for on the equity method of accounting. As of December 31, 2001, EFC owns one multifamily property, one property under development and an investment in Internet Realty Partners. The investments were made using proceeds from loans made by the Company. At December 31, 2001, EFC's total assets and equity were $61,049 and $8,926, respectively.

	2001	2000
Investments in joint ventures:
Direct and indirect LLC member interests of approximately 49.9% in Newport Beach North, LLC and Newport Beach South, LLC	$31,214	31,201
Limited partnership interest of 30.8% and general partner interest of 1% in Essex Apartment Value Fund, L.P. (1)	17,119	-
Limited partnership interest of 20% in AEW joint ventures	10,729	10,585
Class A Member interest of 45% in Park Hill LLC	5,754	5,753
Limited partnership interests of 49% in Parker Ranch	-	6,000
Preferred limited partnership interests in Mountain Vista Apartments	4,004	9,540
Limited partnership interest of 46% in Mt. Sutro Terrace Associates, L.P.	-	2,048
Limited partnership interests of 1% to 30% in Down REIT entities	16,610	(1,926)
	85,430	63,201
Total equity method investments
Other investments	10,030	2,502
Total investments	$95,460	65,703

    Subsequent to the year end, the Fund completed its equity raising effort, which will reduce its limited partnership interest to 20.4%.

The combined summarized financial information of investments, which are accounted for under the equity method, are as follows:

	December 31,
	2001	2000
Balance sheets:
Real estate and real estate under development	$682,310	376,261
Other assets	51,182	37,373
Total assets	$733,492	413,634
Mortgage notes payable	$421,556	179,994
Other liabilities	113,357	29,926
Partners' equity	198,579	203,714
Total liabilities and partners' equity	$733,492	413,634
Company's share of equity	$95,460	65,703

	Years ended December 31,
	2001	2000
Statements of operations:
Total revenue	$70,414	39,097
Total expenses	60,289	34,502
Total net income	$10,125	4,595
Company's share of net income	$3,854	1,333

(c) Real Estate Under Development

The Company is developing five multifamily residential communities, with an aggregate of 1,274 multifamily units. In connection with these development projects, the Company has directly, or in some cases through its joint venture partners, entered into contractual construction related commitments with unrelated third parties and the total estimated cost for this projects are approximately $221.2 million. As of December 31, 2001, the remaining development commitment including those held in joint ventures is approximately $113.4 million.

(4) Notes Receivable from Investees and Other Related Parties

Notes receivable from joint venture investees and other related party receivables consist of the following as of December 31, 2001 and 2000:

	2001	2000

Notes receivable from joint venture investees:
Note receivable EFC, secured by Moanalua Hillside Apartment bearing interest at 7% due by December 2002	$34,000	-
Notes receivable from VFGP L.P.s, secured, bearing interest at 9% - Prime + 3%, due 2001-2010	-	47,840
Note receivable from Highridge Apartments, secured, bearing interest at 9%, due March 2008	-	1,047
Note receivable from Highridge Apartments, secured, bearing interest at 10%, due on demand	2,950	2,950
Notes receivable from EFC, secured, bearing interest at LIBOR + 2.5%, due 2004	13,305	5,613
Notes receivable from EFC, unsecured, bearing interest at 7.5%, due 2011	1,150	-
Receivable from Down REIT entities, noninterest bearing, due on demand	-	8,281
Receivable from Newport Beach North LLC and Newport Beach South LLC, due on demand	974	1,753
Receivable from City Heights LP, noninterest bearing, due on demand	-	865
Other related party receivables:
Loans to officers, bearing interest at 8%, due April 2006	633	633
Other related party receivables, substantially all due on demand	3,002	8,099

	$56,014	77,081

The Company's officers and directors do not have a substantial economic interest in these joint venture investees.

Other related party receivables consist primarily of accrued interest income on related party notes receivable from investees and other related parties and loans to officers, advances and accrued management fees from joint venture partnerships, and unreimbursed expenses due from EMC.

(5) Notes and Other Receivables

Notes and other receivables consist of the following as of December 31, 2001 and 2000:

	2001	2000

Note receivable from Derian Ave, LLC, secured, bearing interest at 9.3%, due on demand	$15,000	15,000
Note receivable from DOIT City Heights Los Angeles L.P., secured, interest payable monthly at 9%, principal due December 2007	2,434	2,415
Note receivable from Derian Ave, LLC, secured, bearing interest at 15.0%, due on demand	1,372	208
Other receivables	10,965	6,439

	$29,771	24,062

(6) Related Party Transactions

The Company provides some of its fee-based asset management and disposition services as well as third-party property management and leasing services through EMC. The Company owns 100% of EMC's 19,000 shares of nonvoting preferred stock. Executives of the Company own 100% of EMC's 1,000 shares of common stock. All general and administrative expenses of the Company and EMC are initially borne by the Company, with a portion subsequently allocated to EMC based on a business unit allocation methodology, formalized and approved by management and the Board of Directors. Expenses allocated to EMC for the years ended December 31, 2001, 2000, and 1999 totaled $2,635, $1,247, and $545, respectively, and are reflected as a reduction in general and administrative expenses in the accompanying consolidated statements of operations.

The Company's Chairman, George Marcus, is also the Chairman of the Marcus & Millichap Company (M&M), which is a real estate brokerage firm. During the years ended December 31, 2001, 2000, and 1999, the Company paid brokerage commissions totaling $0, $289, and $105 to M&M on the purchase and sales of real estate. The commissions are either capitalized as a cost of acquisition or are reflected as a reduction of the gain on sales of real estate in the accompanying consolidated statements of operations. EMC is entitled to receive a percentage of M&M brokerage commissions on certain transactions in which the Company is a party.

Interest and other income include interest income of $1,236, $1,863, and $705 for the years ended December 31, 2001, 2000, and 1999, respectively, which was earned principally on the notes receivable from related party partnerships in which the Company owns an ownership interest (Joint Ventures). Interest and other income also include management fee income and investment income earned by the Company from its Joint Ventures in which it has an ownership interest of $11,567, $1,955, and $561 for the years ended December 31, 2001, 2000, and 1999, respectively.

(7) Mortgage Notes Payable

Mortgage notes payable consist of the following as of December 31, 2001 and 2000:

	2001	2000
Mortgage notes payable to a pension fund, secured by deeds of trust, bearing interest at rates ranging from 6.62% to 8.18%, interest only payments due monthly for periods ranging from October 2001 through November 2004, principal and interest payments due monthly thereafter, and maturity dates ranging from October 2008 through October 2010. Under certain conditions a portion of these loans can be converted to an unsecured note payable	$240,000	240,000
Mortgage notes payable, secured by deeds of trust, bearing interest at rates ranging from 6.760% to 8.055%, principal and interest payments due monthly, and maturity dates ranging from February 2003 through July 2011	198,140	116,551

Multifamily housing mortgage revenue bonds secured by deeds of trust on rental properties and guaranteed by collateral pledge agreements, payable monthly at a variable rate as defined in the Loan Agreement (approximately 3.0% for December 2001 and 2000), plus credit enhancement and underwriting fees ranging from approximately 1.2 to 1.9%. The bonds are convertible to a fixed rate at the Company's option. Among the terms imposed on the properties, which are security for the bonds, is that 20% of the units are subject to tenant income qualification criteria. Principal balances are due in full at various maturity dates from July 2020 through October 2026. These bonds are subject to interest rate protection agreements through August 2003, limiting the interest rate with respect to such bonds to a maximum interest rate of 7.1% to 7.3%

	58,820	58,820
Mortgage notes payable, secured by deeds of trust, bearing interest at rates ranging from 7.00% to 8.78%, principal and interest payments due monthly, and maturity dates ranging from December 2002 through April 2005. Under certain conditions these loans can be converted to unsecured notes payable	42,723	43,436
Multifamily housing mortgage revenue bonds secured by deed of trust on a rental property and guaranteed by a collateral pledge agreement, bearing interest at 6.455%, principal and interest payments due monthly, final principal payment of $14,800 due January 2026. Among the terms imposed on the property, which is security for the bonds, is that 20% of the units are subject to tenant income qualification criteria. The interest rate will be repriced in February 2008 at the then current tax-exempt bond rate	16,493	16,770
Multifamily housing mortgage revenue bonds secured by deed of trust on rental property, bearing interest at 7.69%, principal and interest installments due monthly through June 2018. Among the terms imposed on the property, which is security for the bonds, is that 20% of the units are subject to tenant income qualifications criteria	8,025	8,265
Construction note payable, secured by deed of trust, bearing interest at a variable rate of LIBOR + 1.75% (approximately 8.5% for December 2000), interest payments due monthly and maturing in May 2001	-	18,224
	$564,201	502,066

The aggregate scheduled maturities of mortgage notes payable are as follows:

2002	$12,422
2003	21,853
2004	4,021
2005	36,077
2006	15,121
Thereafter	474,707

$564,201

In October 1997, the Company entered into four forward treasury contracts for an aggregate notional amount of $60,000, locking the 10- year treasury rate at between 6.15% and 6.26%. These contracts were entered into to limit the interest rate exposure on identified future debt financing requirements relating to real estate under development and the refinancing of a $18,101 fixed rate loan. These contracts were settled by June 2000. During 2000, the four contracts were sold, resulting in a net realized gain of $1,384, which is being amortized over the related debt.

During the years ended December 31, 2001, 2000, and 1999, the Company refinanced various mortgages and incurred a loss on the early extinguishment of debt of $0, $119, and $214 related to the write-off of the unamortized mortgage loan fees and prepayment penalties.

During transactions through 1999, the Company purchased interest rate cap contracts in order to reduce the risks associated with increases in interest rates on its tax exempt variable rate demand bonds. The Company has the right to receive cash if interest rates increase above a specified level. The purpose of the caps is to hedge the exposure to variability in expected future interest cash flows above a fixed interest rate, and, accordingly, they are accounted for as cash flow hedges under SFAS 133. The Company determines the fair value of the caps and assesses the ineffectiveness of the hedge based on changes in the time value of the caps. As of January 1, 2001, there were no changes in the intrinsic value of the caps since the date the caps were purchased, and the changes in fair value of the caps is attributable entirely to changes in time value. The amortized cost of the cap contracts exceeded their fair value by approximately $450, which resulted in a transition adjustment (charge to earnings) of that amount in the quarter ended March 31, 2001.

(8) Lines of Credit

The Company has two outstanding unsecured lines of credit for an aggregate amount $150,000. The first line, in the amount of $120,000, matures in May 2002, with an option to extend it for one year thereafter. Outstanding balances under this line of credit bear interest at a rate which uses a tiered rate structure tied to the Company corporate ratings, if any, and leverage rating, which has been priced at LIBOR + 1.15% during 2001 and 2000. As of December 31, 2001 and 2000, the interest rate was approximately 3.0% and 7.9%, respectively. As of December 31, 2001 and 2000, the Company had $44,459 and $86,469 outstanding on this line of credit, respectively. A second line of credit in the amount of $30,000 matures in September 2002, with an option to extend for one year thereafter. Outstanding balances, if any, on this second line bear interest based on a tiered-rate structure currently at LIBOR plus 1.175%. As of December 31, 2001 and 2000, the Company had $30,000 and $7,000 outstanding on this line of credit, respectively. The Company had no outstanding letters of credit as of December 31, 2001. As of December 31, 2001, the 30-day LIBOR rate was approximately 1.9%.

The credit agreements contain debt covenants related to limitations on indebtedness and liabilities, maintenance of minimum levels of consolidated earnings before depreciation, interest and amortization and maintenance of minimum tangible net worth.

(9) Equity Transactions

As of December 31, 2001 the Operating Partnership has the following cumulative redeemable preferred units outstanding.

Description	Issue Date	Units	Liquidation Preference
7.875%Series B	February 1998	1,200,000	$60,000
7.875%Series B	April 1998	400,000	$20,000
9.125%Series C	November 1998	500,000	$25,000
9.3% Series D	July 1999	2,000,000	$50,000
9.25% Series E	September 1999	2,200,000	$55,000

Dividends on the units are payable quarterly. The holders of the units do not have any voting rights. Holders of the units have the right to exchange their units on or after the tenth anniversary of the Issue Date for shares of the Company's cumulative redeemable preferred stock at identical economic terms. The Company has the right to redeem the units on the fifth anniversary after the issue date. These preferred units are included in minority interests in the accompanying consolidated balance sheet.

On June 28, 2001, the Operating Partnership issued 200,000 Series Z Incentive Units of limited partner interest (the "Series Z Incentive Units") to eleven senior executives of the Company in exchange for a capital commitment of $1.00 per Series Z Incentive Unit, for an aggregate offering price of $200. Upon certain triggering events, the Series Z Incentive Units will automatically convert into common Operating Partnership units based on a conversion ratio that may increase over time upon satisfaction of specific conditions. The conversion ratio, initially set at zero, will increase by 10% (20% in 2002) on January 1 of each year for each participating executive who remains employed by the Company if the Company has met a specified "funds from operations" per share target for the prior year, up to a maximum conversion ratio of 1.0. In certain change of control situations, the participating executives will also be given the option to convert their units at the then-effective conversion ratio. In addition, the Operating Partnership has the option to redeem Series Z Incentive Units held by any executive whose employment has been terminated for any reason and the obligation to redeem any such units following the death of the holder. In such event, the Operating Partnership will redeem the units for, at its option, either common Operating Partnership units or shares of the Company's common stock based on the then- effective conversion ratio.

During the year, the Company's Board of Directors has authorized the Operating Partnership to purchase from time to time shares of the Company's Common Stock, in an amount up to $50 million, at a price not to exceed $48.00 per share in the open market or through negotiated or block transactions. The timing of the repurchase will depend on the market price and other market conditions and factors. Essex will use working capital or proceeds from the sale of properties to provide funds for this program. The purpose of the program is to acquire stock related to real estate transactions involving the issuance of partnership units in the Operating Partnership and similar interests. Such repurchased shares may be reissued in connection with the conversion of such partnership units, the exercise of stock options or other business transactions. This Program supersedes its common stock repurchase plan as announced on March 25, 1999. In October 2001, the Operating Partnership acquired 100,700 shares of the Company's outstanding Common Stock. The weighted average exercise price paid for the shares was $47.88. The amount paid for the shares has been reflected as a reduction of the common stock and additional- paid-in-capital in the Company's consolidated balance sheets for the year ended December 31, 2001.

Pursuant to existing shelf registration statements, the Company has the capacity to issue up to $342,000 of equity securities and the Operating Partnership has the capacity to issue up to $250,000 of debt securities.

(10) Per Share Data

Basic income per share from continuing operations and diluted income per share from continuing operations are calculated as follows for the years ended December 31:

	2001			2000			1999
	Income	Weighted-average shares	Per share amount	Income	Weighted-average shares	Per share amount	Income	Weighted-average shares	Per share amount

Income from continuing operations	$47,912			$43,914			$43,228
Less: dividends on preferred stock	-			(246)			(1,333)

Basic:
Income from continuing operations available to common stockholders	47,912	18,452	$2.60	43,668	18,234	$2.40	41,895	17,521	$2.39

Effect of Dilutive Securities:
Convertible limited partnership units	-	- (1)		-	-(1)		-	-(1)
Convertible preferred stock	-	-		246	108		1,333	786
Stock options (2)	-	316		-	315		-	184

Diluted:
Income from continuing operations available to common stockholders plus assumed conversions	$47,912	18,768	$2.56	$43,914	18,657	$2.35	$43,228	18,491	$2.34

  Securities not included because they were anti- dilutive
  The following stock options are not included in the diluted earnings per share calculation because the strike price of the option was greater than the average market price of the common shares for the year and, therefore, the effect would be anti-dilutive:

	2001	2000	1999
Number of options	145	[12]	295
Range of exercise prices	$49.250 - 54.250	45.063 - 54.250	31.875 - 34.750

(11) Stock Option Plans

The Essex Property Trust, Inc. 1994 Stock Incentive Plan provides incentives to attract and retain officers, directors and key employees. The Stock Incentive Plan provides for the grants of options to purchase a specified number of shares of common stock or grants of restricted shares of common stock. Under the Stock Incentive Plan, the total number of shares available for grant is approximately 1,375,400. The Board of Directors (the Board) may adjust the aggregate number and type of shares reserved for issuance. Participants in the Stock Incentive Plans are selected by the Stock Incentive Plan Committee of the Board, which is comprised of independent directors. The Compensation Committee is authorized to establish the exercise price; however, the exercise price cannot be less than 100% of the fair market value of the common stock on the grant date. The Company's options have a life of ten years. Option grants fully vest between one year and five years after the grant date.

In connection with the Company's 1994 initial public offering, the Company provided a one-time grant of options to M&M to purchase 220,000 shares of common stock at the initial public offering price of $19.50 per share pursuant to an agreement whereby Marcus & Millichap Real Estate Investment Brokerage Company, a subsidiary of M&M, will provide real estate transaction, trend and other information to the Company for a period of ten years.

The Company has also reserved 406,500 shares of common stock in connection with the Essex Property Trust, Inc. 1994 Employee Stock Purchase Plan. There was no activity in this plan during 2001, 2000, and 1999.

The Company applies APB Opinion 25 and related interpretations in accounting for its stock-based compensation plans. Under this opinion, no compensation cost has been recognized for its plans. Had compensation cost for the Company's plans been determined based on the fair value at the grant dates consistent with the method of FASB Statement 123, the Company's net income for the years ended December 31, 2001, 2000, and 1999 would have been reduced to the pro forma amounts indicated below:

	2001	2000	1999

Net income:
As reported	$48,545	44,353	43,564
Pro forma	47,965	43,857	43,489

For the years ended December 31, 2001, 2000, and 1999, the effect of determining compensation cost consistent with FASB Statement 123 on basic and diluted earnings per share was not material.

The fair value of options granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants: risk-free interest rates ranging from 3.54% to 4.96% in 2001, from 5.67% to 6.72% in 2000, and from 5.14% to 6.39% in 1999; expected lives of 6 years for 2001, 6 years for 2000 and 7 years for 1999; volatility of 18.93% for 2001, 19.26% for 2000 and 21.41% for 1999; and dividend yield of 5.7% for 2001, 4.3% for 2000 and 6.6% for 1999.

A summary of the status of the Company's option plans as of December 31, 2001, 2000, and 1999 and changes during the years ended on those dates is presented below:

	2001		2000		1999
	Shares	Weighted- average exercise price	Shares	Weighted-average exercise price	Shares	Weighted- average exercise price

Outstanding at beginning of year	885,958	$28.48	954,449	$26.24	909,764	$24.40
Granted	162,500	49.88	125,000	40.93	161,550	29.18
Exercised	(111,982)	27.57	(151,591)	22.50	(45,535)	17.38
Forfeited and canceled	(17,800)	43.42	(41,900)	36.01	(71,330)	25.40

Outstanding at end of year	918,676	32.14	885,958	28.48	954,449	26.24

Options exercisable at year end	565,672	26.51	560,681	25.06	579,112	23.31

Weighted-average fair value of options granted during the year	$5.82		$7.57		$3.45

The following table summarizes information about stock options outstanding as of December 31, 2001:

Options outstanding				Options exercisable
Range of exercise prices	Number outstanding as of December 31, 2001	Weighted average remaining contractual life	Weighted average exercise price	Number exercisable as of December 31, 2001	Weighted average exercise price

$16.28 - 21.70	275,016	2.5 years	$19.48	275,016	$19.48
21.70 - 27.13	44,900	7.2 years	26.10	8,900	26.00
27.13 - 32.55	142,280	6.5 years	30.27	98,030	30.06
32.55 - 37.98	209,280	5.9 years	34.23	152,126	34.23
37.98 - 43.40	76,700	8.4 years	39.57	28,700	38.66
43.40 - 48.83	29,500	9.3 years	46.66	1,000	45.06
48.83 - 54.25	141,000	9.1 years	50.48	1,900	51.86

	918,676			565,672

Through December 31, 2001, the Company has granted 42,586 stock units under the Company's Phantom Stock Unit Agreement to two of the Company's executives. The units vest in installments in accordance with the vesting schedule set forth in the Phantom Stock Unit Agreement such that the units will be fully vested five years from the date of issuance. At that time, the Company expects to issue to the executives the number of shares of common stock equal to the number of units vested, or at the Company's option, an equivalent amount in cash. Dividends are paid by the Company on the vested and unvested portion of shares. For the years ended December 31, 2001, 2000, and 1999, compensation cost was $327, $262, and $184, respectively, related to this plan.

(12) Shareholder Rights Plan

On November 12, 1998, the Company's Board of Directors adopted a Stockholder Rights Plan. A dividend of one right (a Right) per share of common stock was distributed to stockholders of record on November 21, 1998. Each Right, expiring November 11, 2008, represents a right to buy from the Company 1/100th of a share of Series A junior participating preferred stock at a price of $99.13 per Right.

Generally the Rights will not be exercisable unless a person or group acquires 15% or more, or announces an offer that could result in acquiring 15% or more, of the Company's common stock unless such person is or becomes the beneficial owner of 15% or more of the Company's outstanding common stock and had a contractual right or the approval of the Company's Board of Directors, provided that such percentage shall not be greater than 19.9%. Following an acquisition of 15% or more of the Company's common stock, each Right holder, except the 15% or more shareholder, has the right to receive, upon exercise, shares of common stock valued at twice the then applicable exercise price of the Right, unless the 15% or more shareholder has offered to acquire all of the outstanding shares of the Company under terms that a majority of the independent directors of the Company have determined to be fair and in the best interest of the Company and its shareholders.

Similarly, unless certain conditions are met, if the Company engages in a merger or other business combination following a stock acquisition where it does not survive or survives with a change or exchange of its common stock or if 50% or more of its assets, earning power or cash flow is sold or transferred, the Rights will become exercisable for shares of the acquiror's stock having a value of twice the exercise price.

Generally, Rights may be redeemed for $0.01 each (in cash, common stock or other consideration the Company deems appropriate) until the tenth day following a public announcement that a 15% or greater position has been acquired of the Company's stock.

(13) Segment Information

In accordance with FASB No. 131, Disclosures about Segments of an Enterprise and Related Information, the Company defines its reportable operating segments as the three geographical regions in which its multifamily residential properties are located: Northern California, Southern California, and the Pacific Northwest.

Nonsegment revenues and net operating income included in the following schedule consist of revenue generated from the two commercial properties. Also excluded from segment revenues are interest and other corporate income. Other nonsegment assets include investments, real estate under development, cash, notes receivables, other assets and deferred charges.

The accounting policies of the segments are the same as those described in note 2. The Company evaluates performance based upon net operating income from the combined properties in each segment.

The revenues, net operating income, and assets for each of the reportable operating segments are summarized as follows for the years ended and as of December 31, 2001, 2000, and 1999:

	Year ended December 31,
	2001	2000	1999
Revenues:
Northern California	$65,812	57,998	48,740
Southern California	70,466	66,362	56,556
Pacific Northwest	45,109	41,527	33,316
Total segment revenues	181,387	165,887	138,612
Interest and other income	22,152	10,969	5,618
Total revenues	$203,539	176,856	144,230
Net operating income:
Northern California	$49,956	44,960	35,962
Southern California	48,264	45,883	38,923
Pacific Northwest	30,890	28,953	22,284
Total segment net operating income	129,110	119,796	97,169
Nonsegment net operating income	-	-	353
Interest and other income	22,152	10,969	5,618
Depreciation and amortization	(35,915)	(30,442)	(25,862)
Interest	(38,746)	(30,044)	(20,970)
Amortization of deferred financing costs	(657)	(639)	(566)
General and administrative	(7,498)	(6,062)	(4,263)
Income from continuing operations before the gain on sale of real estate, minority interests, discontinued operations and extraordinary item	$68,446	63,578	51,479
Assets:
Northern California	$302,408	289,839	222,086
Southern California	456,639	478,835	415,374
Pacific Northwest	259,884	268,235	195,011
Net real estate assets	1,018,931	1,036,909	832,471
Nonsegment assets	310,527	244,940	229,842
Total assets	$1,329,458	1,281,849	1,062,313

(14) Quarterly Results of Operations (Unaudited)

The following is a summary of quarterly results of operations for 2001 and 2000:

	Quarter ended December 31	Quarter ended September 30	Quarter ended June 30	Quarter ended March 31
2001:
Total revenues before gain on the sales of real estate	$52,185	51,236	50,518	49,600
Gain on the sales of real estate	$-	3,788	-	-
Extraordinary item	$-	-	-	-
Net income	$11,070	14,899	11,527	11,049
Per share data:
Net income:
Basic	$0.60	0.81	0.62	0.60
Diluted	$0.59	0.79	0.61	0.59
Market price:
High	$51.05	54.67	50.97	55.94
Low	$45.50	47.00	42.28	46.96
Close	$49.41	49.10	49.55	48.05
Dividends declared	$0.70	0.70	0.70	0.70
2000:
Total revenues before gain on the sales of real estate	$48,955	46,884	41,939	39,078
Gain on the sales of real estate	$-	-	-	4,022
Extraordinary item	$(119)	-	-	-
Net income	$11,081	10,249	10,273	12,750
Per share data:
Net income:
Basic	$0.60	0.56	0.56	0.70
Diluted	$0.59	0.54	0.55	0.69
Market price:
High	$57.75	56.50	44.00	36.31
Low	$50.50	42.00	36.00	32.56
Close	$54.75	55.38	42.02	36.00
Dividends declared	$0.61	0.61	0.61	0.55

(15) 401(k) Plan

The Company has a 401(k) pension plan (the Plan) for all full-time employees who have completed six months of service. Employees may contribute up to 23% of their compensation, limited by the maximum allowed under Section 401(k) of the Internal Revenue Code. The Company matches the employee contributions for nonhighly compensated personnel, up to 50% of their contribution to a maximum of $.5 (per individual) per year. Company contributions to the Plan were approximately $116, $98, and $58 for the years ended December 31, 2001, 2000, and 1999.

(16) Fair Value of Financial Instruments

Management believes that the carrying amounts of mortgage notes payable, lines of credit, notes and other related party receivables approximate fair value as of December 31, 2001 and 2000, because interest rates, yields and other terms for these instruments are consistent with yields currently available to the Company for similar instruments. Management believes that the carrying amounts of cash and cash equivalents, restricted cash, accounts payable, other liabilities and dividends payable approximate fair value as of December 31, 2001 and 2000 due to the short-term maturity of these instruments.

(17) Commitments and Contingencies

The Company had no outstanding letters of credit relating to financing and development transactions as of December 31, 2001.

In conjunction with an acquisition of a property by the Company in 2000, the Company has committed to provide a loan of up to $4,400 subject to conditions. The commitment expires no later than February 2003.

Investments in real property create a potential for environmental liabilities on the part of the owner of such real property. The Company carries limited insurance coverage for this type of environmental risk. The Company has conducted environmental studies, which revealed the presence of groundwater contamination at certain properties; such contamination at certain of these properties was reported to have migrated on-site from adjacent industrial manufacturing operations. The former industrial users of the properties were identified as the source of contamination. The environmental studies noted that certain properties are located adjacent to and possibly down gradient from sites with known groundwater contamination, the lateral limits of which may extend onto such properties. The environmental studies also noted that at certain of these properties, contamination existed because of the presence of underground fuel storage tanks, which have been removed. Based on the information contained in the environmental studies, the Company believes that the costs, if any, it might bear as a result of environmental contamination or other conditions at these properties would not have a material adverse effect on the Company's financial position, results of operations, or liquidity.

The Company is involved in various lawsuits arising out of the ordinary course of business and certain other legal matters. In the opinion of management, the resolution of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

In September 1999, the Company formed a program in which directors and management of the Company can participate indirectly in an investment in the Company's common stock. The participants have entered into a swap agreement with a securities broker whereby the securities broker has acquired, in open market transactions, 223,475 shares of the Company's common stock. The agreement terminates in five years at which time the settlement amount is determined by comparing the original purchase price of the stock plus interest at a rate of LIBOR plus 1.5% to the termination date market value of the shares and all dividends received during the investment period. In certain circumstances, the participants may be required to provide collateral to the securities broker. The Company has guaranteed performance of the participants with respect to any obligations relating to the swap agreement. If the program was terminated effective December 31, 2001, there would have been no collateral requirement and no obligation under the participant performance guarantee. Through January 2002, the directors and management effected an early termination of the agreement with respect to 120,718 shares of the total 223,475 shares, realizing a gain of approximately $15 per share.

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES

Real Estate and Accumulated Depreciation
December 31, 2001
(Dollars in thousands)

                                                                                                  Initial cost
                                                                                         ---------------------------        Costs
                                                                                                         Buildings       capitalized
                                                                                                            and          subsequent to
             Property                    Units            Location         Encumbrance       Land       improvements     acquisition
-----------------------------------   ------------   -------------------   -----------   ------------   ------------     ------------
Encumbered multifamily properties
 Summerhill Park                              100    Sunnyvale, CA       $             $       2,654  $       4,918    $         642
 Oak Pointe                                   390    Sunnyvale, CA                             4,842         19,776            5,443
 Summerhill Commons                           184    Newark, CA                                1,608          7,582            1,040
 Pathways                                     296    Long Beach, CA                            4,083         16,757            8,137
 Stevenson Place (The Apple)                  200    Fremont, CA                                 996          5,582            6,143
 Foothill Commons                             360    Bellevue, WA                              2,435          9,821            3,032
 Woodland Commons                             236    Bellevue, WA                              2,040          8,727            1,764
 Palisades                                    192    Bellevue, WA                              1,560          6,242            1,825
                                                                           -----------   ------------   ------------     ------------
                                                                              100,000         20,218         79,405           28,026
                                                                           -----------   ------------   ------------     ------------
 Wharfside Pointe                             142    Seattle, WA                               2,245          7,020            1,010
 Emerald Ridge                                180    Bellevue, WA                              3,449          7,801              956
 Sammamish View                               153    Bellevue, WA                              3,324          7,501              791
                                                                           -----------   ------------   ------------     ------------
                                                                               18,487          9,018         22,322            2,757
                                                                           -----------   ------------   ------------     ------------
 Brighton Ridge                               264    Renton, WA                                2,623         10,800            1,098
 Landmark                                     285    Hillsboro, OR                             3,655         14,200            1,061
 Eastridge                                    188    San Ramon, CA                             6,068         13,628              419
                                                                           -----------   ------------   ------------     ------------
                                                                               26,781         12,346         38,628            2,578
                                                                           -----------   ------------   ------------     ------------
 Fountain Court                               320    Bellevue, WA                              6,702         27,306              352
 Hillcrest Park (Mirabella)                   608    Newbury Park, CA                         15,318         40,601            6,974
 Hillsborough Park                            235    La Habra, CA                              6,291         15,455               85
                                                                           -----------   ------------   ------------     ------------
                                                                               80,000         28,311         83,362            7,411
                                                                           -----------   ------------   ------------     ------------
 The Shores                                   462    San Ramon, CA                            12,105         18,252           15,036
 Waterford                                    238    San Jose, CA                             11,808         24,500            1,275
                                                                           -----------   ------------   ------------     ------------
                                                                               60,000         23,913         42,752           16,311
                                                                           -----------   ------------   ------------     ------------
 Bridle Trails                                 92    Kirkland, WA               4,098          1,500          5,930              235
 Bunker Hill Towers                           456    Los Angeles, CA           17,700         11,498         27,871              606
 Camarillo Oaks                               564    Camarillo, CA             27,445         10,953         25,254            3,919
 Evergreen Heights                            200    Kirkland, WA               8,506          3,566         13,395              672
 Hampton Park (Columbus)                       83    Glendale, CA               4,450          2,407          5,672            1,340
 Hampton Place (Lorraine)                     132    Glendale, CA               8,245          4,288         11,081            1,177
 Huntington Breakers                          342    Huntington Beach, CA      22,930          9,306         22,720            1,458
 Inglenook Court                              224    Bothell, WA                8,300          3,467          7,881            1,609
 Jackson School Village                       200    Hillsboro, OR              9,111          2,588         10,452              432
 Maple Leaf                                    48    Seattle, WA                2,002            805          3,283               95
 Mariners Place                               105    Oxnard, CA                 4,241          1,555          6,103              282
 Meadowood                                    320    Simi Valley, CA           16,493          7,852         18,592            1,220
 Monterra del Rey (Glenbrook)                  84    Pasadena, CA               4,375          2,312          4,923            2,071
 Monterra del Sol (Euclid)                     85    Pasadena, CA               2,817          2,202          4,794            1,900
 Mt. Sutro                                     99    San Francisco, CA          6,119          2,334          8,507              484
 Spring Lake                                   69    Seattle, WA                2,193            838          3,399              110
 Stonehedge Village                           196    Bothell, WA                8,859          3,167         12,603              690
 The Bluffs                                   224    San Diego, CA             13,268          3,405          7,743              336
 The Carlyle                                  132    San Jose, CA              16,541          3,954         15,277            8,526
 Treetops                                     172    Fremont, CA                9,800          3,520          8,182            1,141
 Wandering Creek                              156    Kent, WA                   5,300          1,285          4,980            1,143
 Wilshire Promenade                           128    Fullerton, CA              7,435          3,118          7,385              685
 Wimbledon Woods                              560    Hayward, CA               55,650          9,883         37,670            1,929
 Windsor Ridge                                216    Sunnyvale, CA             13,055          4,017         10,315              835
                                                                           -----------   ------------   ------------     ------------
                                                                              564,201        193,626        550,481           89,978
                                                                           -----------   ------------   ------------     ------------

                                            Gross amount carried at close of period
                                      ------------------------------------------------                                                Depreciable
                                        Land and        Buildings and                    Accumulated      Date of            Date        lives
             Property                 improvements      improvements        Total(1)     depreciation   construction       acquired     (years)
-----------------------------------   ------------   -------------------   -----------   ------------   ------------     ------------ -----------
Encumbered multifamily properties
 Summerhill Park                    $       2,655  $              5,559  $      8,214  $       2,302           1988       09/88          3-40
 Oak Pointe                                 4,845                25,216        30,061         13,089           1973       12/88          3-30
 Summerhill Commons                         1,523                 8,707        10,230          3,643           1987       07/87          3-40
 Pathways                                   6,236                22,741        28,977          7,235           1975       02/91          3-30
 Stevenson Place (The Apple)                1,000                11,721        12,721          5,281           1971       04/82          3-30
 Foothill Commons                           2,438                12,850        15,288          6,581           1978       03/90          3-30
 Woodland Commons                           2,042                10,489        12,531          5,075           1978       03/90          3-30
 Palisades                                  1,562                 8,065         9,627          4,422       1969/1977 (2)  05/90          3-30
                                      ------------   -------------------   -----------   ------------
                                           22,301               105,348       127,649         47,628
                                      ------------   -------------------   -----------   ------------
 Wharfside Pointe                           2,253                 8,022        10,275          2,509           1990       06/94          3-30
 Emerald Ridge                              3,447                 8,759        12,206          2,677           1987       11/94          3-30
 Sammamish View                             3,329                 8,287        11,616          2,382           1986       11/94          3-30
                                      ------------   -------------------   -----------   ------------
                                            9,029                25,068        34,097          7,568
                                      ------------   -------------------   -----------   ------------
 Brighton Ridge                             2,654                11,867        14,521          1,876           1986       12/96          3-30
 Landmark                                   3,697                15,219        18,916          2,892           1990       08/96          3-30
 Eastridge                                  6,089                14,026        20,115          2,585           1988       08/96          3-30
                                      ------------   -------------------   -----------   ------------
                                           12,440                41,112        53,552          7,353
                                      ------------   -------------------   -----------   ------------
 Fountain Court                             6,977                27,383        34,360          1,631           2000       03/00          3-30
 Hillcrest Park (Mirabella)                15,750                47,143        62,893          5,913           1973       03/98          3-30
 Hillsborough Park                          6,270                15,561        21,831          1,687           1999       09/99          3-30
                                      ------------   -------------------   -----------   ------------
                                           28,997                90,087       119,084          9,231
                                      ------------   -------------------   -----------   ------------
 The Shores                                12,577                32,816        45,393          4,095           1988       01/97          3-30
 Waterford                                 12,309                25,274        37,583          1,225           2000       06/00          3-30
                                      ------------   -------------------   -----------   ------------
                                           24,886                58,090        82,976          5,320
                                      ------------   -------------------   -----------   ------------
 Bridle Trails                              1,530                 6,135         7,665            924           1986       10/97          3-30
 Bunker Hill Towers                        11,635                28,340        39,975          3,813           1968       03/98          3-30
 Camarillo Oaks                            11,068                29,058        40,126          4,827           1985       07/96          3-30
 Evergreen Heights                          3,647                13,986        17,633          2,256           1990       06/97          3-30
 Hampton Park (Columbus)                    2,420                 6,999         9,419            600           1974       06/99          3-30
 Hampton Place (Lorraine)                   4,302                12,244        16,546          1,060           1970       06/99          3-30
 Huntington Breakers                        9,312                24,172        33,484          3,579           1984       10/97          3-30
 Inglenook Court                            3,474                 9,483        12,957          3,758           1985       10/94          3-30
 Jackson School Village                     2,697                10,775        13,472            453           1996       09/00          3-30
 Maple Leaf                                   827                 3,356         4,183            496           1986       10/97          3-30
 Mariners Place                             1,560                 6,380         7,940            333           1987       05/00          3-30
 Meadowood                                  7,897                19,767        27,664          3,719           1986       11/96          3-30
 Monterra del Rey (Glenbrook)               2,430                 6,876         9,306            573           1972       04/99          3-30
 Monterra del Sol (Euclid)                  2,382                 6,514         8,896            546           1972       04/99          3-30
 Mt. Sutro                                  2,750                 8,575        11,325            667           1973       06/01          3-30
 Spring Lake                                  859                 3,488         4,347            506           1986       10/97          3-30
 Stonehedge Village                         3,198                13,262        16,460          1,267           1986       10/97          3-30
 The Bluffs                                 3,439                 8,045        11,484          1,264           1974       06/97          3-30
 The Carlyle                                5,784                21,973        27,757            823           2000       04/00          3-30
 Treetops                                   3,578                 9,265        12,843          2,066           1978       01/96          3-30
 Wandering Creek                            1,296                 6,112         7,408          1,635           1986       11/95          3-30
 Wilshire Promenade                         3,140                 8,048        11,188          1,500           1992       01/97          3-30
 Wimbledon Woods                           10,348                39,134        49,482          5,122           1975       03/98          3-30
 Windsor Ridge                              4,019                11,148        15,167          4,061           1989       03/89          3-40
                                      ------------   -------------------   -----------   ------------
                                          201,245               632,840       834,085        122,948
                                      ------------   -------------------   -----------   ------------

ESSEX PROPERTY TRUST, INC. AND SUBSIDIARIES

Real Estate and Accumulated Depreciation
December 31, 2001
(Dollars in thousands)

                                                                                                  Initial cost
                                                                                         ---------------------------        Costs
                                                                                                         Buildings       capitalized
                                                                                                            and          subsequent to
             Property                    Units            Location         Encumbrance       Land       improvements     acquisition
-----------------------------------   ------------   -------------------   -----------   ------------   ------------     ------------
Unencumbered multifamily properties
 Avondale at Warner Center                    446    Woodland Hills, CA                       10,536         24,522            2,278
 Bristol Commons                              188    Sunnyvale, CA                             5,278         11,853            1,117
 Castle Creek                                 216    Newcastle, WA                             4,149         16,028              875
 City Heights (3)                               0    Los Angeles, CA                           9,655              0              111
 Fairway (4)                                   74    Newport Beach, CA                             0          7,850              741
 Foothill/Twincreeks                          176    San Ramon, CA                             5,875         13,992            1,117
 Kings Road                                   196    Los Angeles, CA                           4,023          9,527              521
 Linden Square                                183    Seattle, WA                               4,374         11,588              226
 Marina Cove (5)                              292    Santa Clara, CA                           5,320         16,431            2,128
 Meadows @ Cascade                            198    Vancouver, WA                             2,261          9,070            1,026
 Mirabella                                    188    Marina Del Rey, CA                        6,180         26,673              157
 Park Place/Windsor Court/Cochran             176    Los Angeles, CA                           4,965         11,806              419
 Plumtree                                     140    Santa Clara, CA                           3,090          7,421              881
 Salmon Run                                   132    Bothell, WA                               3,717         11,483              187
 Tara Village                                 168    Tarzana, CA                               3,178          7,535              811
 The Laurels                                  164    Mill Creek, WA                            1,559          6,430              483
 The Village                                  122    Oxnard, CA                                2,349          5,579            2,715
 Trabucco Villas                              132    Lake Forest, CA                           3,638          8,640              644
 Villa Scandia                                118    Ventura, CA                               1,570          3,912              296
 Village @ Cascade                            192    Vancouver, WA                             2,103          8,753              256
 Monterra del Mar (Windsor Terrace)           123    Pasadena, CA                              2,188          5,263            3,678
 Vista Point (3)(6)                             0    Anaheim, CA                                   0              0                6
                                      ------------                         -----------   ------------   ------------     ------------
                                           13,544                             564,201        279,634        774,837          110,651
                                      ------------                         -----------   ------------   ------------     ------------
Commercial properties
 925 East Meadow (7)                                 Palo Alto, CA                  0          1,401          3,172              932
 22120 Clarendon (8)                                 Woodland Hills, CA             0            903          3,600               76
                                                                           -----------   ------------   ------------     ------------
Total multifamily and commercial
 properties                                                              $    564,201  $     281,938  $     781,609    $     111,659
                                                                           ===========   ============   ============     ============

                                            Gross amount carried at close of period
                                      ------------------------------------------------                                                Depreciable
                                        Land and        Buildings and                    Accumulated      Date of            Date        lives
             Property                 improvements      improvements        Total(1)     depreciation   construction       acquired     (years)
-----------------------------------   ------------   -------------------   -----------   ------------   ------------     ------------ -----------
Unencumbered multifamily properties
 Avondale at Warner Center          $      10,568  $             26,768  $     37,336          2,186           1989       01/97          3-30
 Bristol Commons                            5,284                12,964        18,248          2,157           1989       01/97          3-30
 Castle Creek                               4,830                16,222        21,052          1,816           1997       12/97          3-30
 City Heights (3)                           9,766                     0         9,766              0           1968       12/00            --
 Fairway (4)                                    9                 8,582         8,591            775           1972       06/99          3-30
 Foothill/Twincreeks                        5,952                15,032        20,984          2,516           1985       02/97          3-30
 Kings Road                                 4,030                10,041        14,071          1,617           1979       06/97          3-30
 Linden Square                              4,199                11,989        16,188            605           1994       06/00          3-30
 Marina Cove (5)                            5,322                18,557        23,879          5,745           1974       06/94          3-30
 Meadows @ Cascade                          2,334                10,023        12,357          1,508           1988       11/97          3-30
 Mirabella                                  6,189                26,821        33,010          1,452           2000       05/00          3-30
 Park Place/Windsor Court/Cochran           5,014                12,176        17,190          1,451           1988       08/97          3-30
 Plumtree                                   3,091                 8,301        11,392          2,507           1975       02/94          3-30
 Salmon Run                                 3,784                11,603        15,387            448           2000       10/00          3-30
 Tara Village                               3,211                 8,313        11,524          1,479           1972       01/97          3-30
 The Laurels                                1,595                 6,877         8,472          1,163           1981       12/96          3-30
 The Village                                2,413                 8,230        10,643          1,001           1974       07/97          3-30
 Trabucco Villas                            3,842                 9,080        12,922          1,291           1985       10/97          3-30
 Villa Scandia                              1,612                 4,166         5,778            740           1971       06/97          3-30
 Village @ Cascade                          2,151                 8,961        11,112          1,267           1995       12/97          3-30
 Monterra del Mar (Windsor Terrace)         2,730                 8,399        11,129            909           1972       09/97          3-30
 Vista Point (3)(6)                             0                     6             6              0           1968       07/85            --
                                      ------------   -------------------   -----------   ------------
                                          289,171               875,951     1,165,122        155,581
                                      ------------   -------------------   -----------   ------------
Commercial properties
 925 East Meadow (7)                        1,771                 3,734         5,505            588           1984       11/97          3-30
 22120 Clarendon (8)                          971                 3,608         4,579            100           1982       03/01          3-30
                                      ------------   -------------------   -----------   ------------
Total multifamily and commercial
 properties                         $     291,913  $            883,293  $  1,175,206  $     156,269
                                      ============   ===================   ===========   ============

(1)  The aggregate cost for federal income tax purposes is $896,529,421.
(2)  Phase I was built in 1969 and Phase II was built in 1977.
(3)  The Company has a leasehold interest in this land and receives a land lease payment over a 34-year-term.
(4)  The land is leased pursuant to a ground lease expiring 2027.
(5)  A portion of land is leased pursuant to a ground lease expiring in 2028.
(6)  The Company's interest in the land is subordinate to a loan issued to the purchaser of the buildings and improvements, and therefore the carrying amount was written off in connection with the sale.
(7)  Total rentable square footage of 17,404.
(8)  Total rentable square footage of 38,940.

A summary of activity for real estate and accumulated depreciation is as follows:

                                    2001        2000        1999                                               2001       2000       1999
                                 ----------  ----------  ----------                                          ---------  ---------  ---------
Real estate:                                                          Accumulated depreciation:
   Balance at beginning of year $1,156,408  $  929,076  $  889,964      Balance at beginning of year....... $ 119,499  $  96,605  $  77,789
   Improvements................     25,839      18,348       5,554      Dispositions.......................        --     (7,871)    (7,334)
   Acquisition of real estate..     15,904     238,938     193,634      Depreciation expense--Acquisitions.       758      2,626      1,377
   Disposition of real estate..    (22,951)    (29,954)   (160,076)     Depreciation expense...............    36,012     28,139     24,773
                                 ----------  ----------  ----------                                          ---------  ---------  ---------
   Balance at end of year...... $1,175,200  $1,156,408  $  929,076    Balance at end of year............... $ 156,269  $ 119,499  $  96,605
                                 ==========  ==========  ==========                                          =========  =========  =========